As filed with the Securities and Exchange Commission on October 18, 2016

File No. 811-09869

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

Amendment No.	27	[X]

FRANKLIN FLOATING RATE MASTER TRUST
(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Address of Principal Executive Offices) (Zip Code)

(650) 312-2000
Registrant's Telephone Number, Including Area Code

Craig S. Tyle, One Franklin Parkway San Mateo, CA 94403-1906
(Name and Address of Agent for Service of Process)

Please send Copy of Communications to:
Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19102

EXPLANATORY NOTE

This Amendment No. 27 (Amendment) to the Registration Statement of Franklin Floating Rate Master Trust (Registrant) on Form N-1A (File No. 811-09869) relates only to Part A and Part B of Franklin Floating Rate Master Series, a series of the Registrant (the Fund), and does not otherwise delete, amend, or supersede any other information relating to the prospectus or SAI of any other series of the Registrant.

The Amendment is being filed under the Investment Company Act of 1940, as amended (1940 Act), to amend and supplement Amendment No. 24 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission on November 27, 2015 under the 1940 Act (Accession No. 0001379491-15-001509) (Amendment No. 24), as pertaining to the Part A and Part B of the Fund set forth above.  The Part A and the Part B of the Fund, as filed in Amendment No. 24, are incorporated herein by reference.

The shares of the Fund are not registered under the Securities Act of 1933, as amended (1933 Act), because the Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.

SUPPLEMENT DATED OCTOBER 18, 2016

TO THE pART A dated DECEMBER 1, 2015

OF

Franklin Floating Rate Master Series

(a series of Franklin Floating Rate Master Trust)

Part A is amended as follows:

I.   The following is added at the end of the sub-section “Other Investments” under Item 9:

From time to time, the Fund may enter into interest rate and credit default swaps for hedging purposes. The investment manager considers various factors, such as availability and cost, in deciding whether, when and to what extent to enter into derivative transactions.

Swap agreements, such as interest rate and credit default swaps, are contracts between the Fund and another party (the swap counterparty) involving the exchange of payments on specified terms over periods ranging from a few days to multiple years. A swap agreement may be negotiated bilaterally and traded over-the-counter (OTC) between two parties (for an uncleared swap) or, in some instances, must be transacted through a futures commission merchant (FCM) and cleared through a clearinghouse that serves as a central counterparty (for a cleared swap). In a basic swap transaction, the Fund agrees with the swap counterparty to exchange the returns (or differentials in rates of return) and/or cash flows earned or realized on a particular “notional amount” of underlying instruments. The notional amount is the set amount selected by the parties as the basis on which to calculate the obligations that they have agreed to exchange. The parties typically do not actually exchange the notional amount. Instead, they agree to exchange the returns that would be earned or realized if the notional amount were invested in given instruments or at given interest rates.

For credit default swaps, the “buyer” of the credit default swap agreement is obligated to pay the “seller” a periodic stream of payments over the term of the agreement in return for a payment by the seller that is contingent upon the occurrence of a credit event with respect to an underlying reference debt obligation. The buyer of the credit default swap is purchasing the obligation of its counterparty to offset losses the buyer could experience if there was such a credit event. Generally, a credit event means bankruptcy, failure to timely pay interest or principal, obligation acceleration or default, or repudiation or restructuring of the reference debt obligation. The contingent payment by the seller generally is either the face amount of the reference debt obligation in exchange for the physical delivery of the reference debt obligation or a cash payment equal to the decrease in market value of the reference debt obligation following the occurrence of the credit event.

An interest rate swap is an agreement between two parties to exchange interest rate payment obligations. Typically, one rate is based on an interest rate fixed to maturity while the other is based on an interest rate that changes in accordance with changes in a designated benchmark (for example, LIBOR, prime, commercial paper, or other benchmarks).

The use of derivative strategies may also have a tax impact on the Fund. The timing and character of income, gains or losses from these strategies could impair the ability of the investment manager to use derivatives when it wishes to do so.

The Fund may invest in collateralized debt obligations (CDOs), principally collateralized loan obligations (CLOs).  Generally CDOs are types of asset-backed securities.  CLOs are generally considered to be one type of CDOs.  CLOs represent interests in a special purpose, bankruptcy-remote vehicle, typically a trust, collateralized by a pool generally comprised of corporate and/or sovereign loans, which may include, among others, senior secured loans, senior unsecured loans, and subordinate corporate loans made to domestic and foreign borrowers, including loans that may be rated below investment grade or equivalent unrated loans.  In all types of CDOs, the interests in the trust are split into two or more portions, called tranches, varying in risk, maturity, payment priority and yield. The riskiest portion is the “equity” tranche, which is the first loss position to observe defaults from the collateral in the trust.  Because they are partially protected from defaults, senior tranches of a CDO trust typically have higher ratings and lower yields than the underlying collateral securities held by the trust and can be rated investment grade. The Fund may invest in any tranche of a CDO excluding the “equity” tranche.

II. The following replaces the first sentence under the sub-section “Industry Concentration” under Item 9:

The Fund does not intend to invest more than 25% of its net assets in the obligations of borrowers in any single industry, except that, under normal market conditions, the Fund invests more than 25% of its net assets in debt obligations of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies.

III. The following replaces the fourth paragraph under the “Floating Rate Corporate Investments” risk under the sub-section “Risks Related to Principal Strategies” under Item 9:

No active trading market may exist for some corporate loans and some corporate loans may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods (sometimes longer than seven days), which may impair the ability to accurately value existing and prospective investments and to realize in a timely fashion the full value on the sale of a corporate loan. In addition, the Fund may not be able to readily sell its corporate loans at prices that approximate those at which the Fund could sell such loans if they were more widely held and traded. As a result of such potential illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations.  If these options are not available for the Fund, shareholders may experience a delay in receiving redemption proceeds.

IV. The following replaces “Extension” risk under the sub-section “Risks Related to Principal Investment Strategies” under Item 9:

Extension

The market value of some debt securities will be adversely affected when bond calls or prepayments on underlying assets are less or slower than anticipated, particularly when interest rates rise. When that occurs, the effective maturity date of the Fund's investment is extended, resulting in an increase in interest rate sensitivity to that of a longer-term instrument. Such extension may also effectively lock-in a below market interest rate and reduce the value of the debt security.

V.   The following is added to the sub-section “Risks Related to Principal Investment Strategies” under Item 9 immediately following the “Variable Rate Securities” risk:

Derivative Instruments

The performance of derivative instruments depends largely on the performance of an underlying instrument, such as an interest rate or index, and such instruments often have risks similar to the underlying instrument, in addition to other risks. Derivative instruments involve costs and can create economic leverage in the Fund’s portfolio which may result in significant volatility and cause the Fund to participate in losses (as well as gains) in an amount that significantly exceeds the Fund’s initial investment. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. Other risks include illiquidity, mispricing or improper valuation of the derivative instrument, and imperfect correlation between the value of the derivative and the underlying instrument so that the Fund may not realize the intended benefits. Their successful use will usually depend on the investment manager’s ability to accurately forecast movements in the market relating to the underlying instrument. Should a market or markets, or prices of particular classes of investments move in an unexpected manner, especially in unusual or extreme market conditions, the Fund may not achieve the anticipated benefits of the transaction, and it may realize losses, which could be significant. If the investment manager is not successful in using such derivative instruments, the Fund’s performance may be worse than if the investment manager did not use such derivative instruments at all. When a derivative is used for hedging, the change in value of the derivative instrument also may not correlate specifically with the interest rate, index or other risk being hedged. There is also the risk, especially under extreme market conditions, that an instrument, which usually would operate as a hedge, provides no hedging benefits at all.

Use of these instruments could also result in a loss if the counterparty to the transaction does not perform as promised, including because of such counterparty’s bankruptcy or insolvency. This risk is heightened with respect to over-the-counter (OTC) instruments, such as certain swap agreements, and may be greater during volatile market conditions. Other risks include the inability to close out a position because the trading market becomes illiquid (particularly in the OTC markets) or the availability of counterparties becomes limited for a period of time. In addition, the presence of speculators in a particular market could lead to price distortions. To the extent that the Fund is unable to close out a position because of market illiquidity, the Fund may not be able to prevent further losses of value in its derivatives holdings and the Fund’s liquidity may be impaired to the extent that it has a substantial portion of its otherwise liquid assets marked as segregated to cover its obligations under such derivative instruments. Some derivatives can be particularly sensitive to changes in interest rates or other market prices. Investors should bear in mind that, while the Fund intends to use derivative strategies on a regular basis, it is not obligated to actively engage in these transactions, generally or in any particular kind of derivative, if the investment manager elects not to do so due to availability, cost or other factors.

Many swaps currently are, and others eventually are expected to be, required to be cleared through a central counterparty. Central clearing is designed to reduce counterparty credit risk and increase liquidity compared to OTC swaps, but it does not eliminate those risks completely. With cleared swaps, there is also a risk of loss by the Fund of its initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position in a swap contract. With cleared swaps, the Fund may not be able to obtain as favorable terms as it would be able to negotiate for a bilateral, uncleared swap. In addition, an FCM may unilaterally amend the terms of its agreement with the Fund, which may include the imposition of position limits or additional margin requirements with respect to the Fund’s investment in certain types of swaps. The regulation of cleared and uncleared swaps, as well as other derivatives, is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency. It is not possible to predict fully the effects of current or future regulation.

The use of derivative strategies may also have a tax impact on the Fund. The timing and character of income, gains or losses from these strategies could impair the ability of the investment manager to use derivatives when it wishes to do so.

Collateralized Debt Obligations (CDOs)

The risks of an investment in a CDO depend largely on the type of collateral held by the special purpose entity (SPE) and the tranche of the CDO in which the Fund invests. Investment risk may also be affected by the performance of a CDO’s collateral manager (the entity responsible for selecting and managing the pool of collateral securities held by the SPE trust), especially during a period of market volatility. CDOs may be deemed to be illiquid securities and subject to the Fund’s restrictions on investments in illiquid securities. The Fund’s investment in CDOs will not receive the same investor protection as an investment in registered securities.

In addition, prices of CDO tranches can decline considerably. In addition to the normal risks associated with debt securities and asset backed securities (e.g., interest rate risk, credit risk and default risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or quality or go into default or be downgraded; (iii) the Fund may invest in tranches of a CDO that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer, difficulty in valuing the security or unexpected investment results.

VI.  The following replaces the last paragraph under “Multiple Class and Master-Feeder Funds” under Item 12(c):

Any change to the fundamental investment objective or the fundamental investment restrictions of the Fund would be submitted to the Feeder Fund, as required by the 1940 Act and one or more jurisdictions in which the Feeder Fund is registered or authorized, as applicable, which include Ireland and Hong Kong.

SUPPLEMENT DATED OCTOBER 18, 2016

TO THE pART B dated DECEMBER 1, 2015

OF

Franklin Floating Rate Master Series

(a series of Franklin Floating Rate Master Trust)

Part B is amended as follows:

I.   The following replaces footnote 2 to the sub-section “Goals, Strategies and Risks – Non-Fundamental Investment Policies” under Item 16(b):

2. Although the Trust's board has authorized the Fund to invest in credit default swaps, interest rate swaps and options on interest rate swaps, so long as the Fund remains authorized by the Securities and Futures Commission (SFC) of Hong Kong, the Fund will not invest in any of these instruments for investment purposes (other than in accordance with Chapter 7 of the SFC’s Code on Unit Trusts and Mutual Funds).

II.  The following replaces the corresponding disclosure in the second paragraph under the sub-section “Goals, Strategies and Risks – Non-Fundamental Investment Policies” under Item 16(b):

Notwithstanding the investment restrictions above, and for such time as a feeder fund that invests in the Fund remains authorized by the SFC of Hong Kong, the Fund’s investment manager, Franklin Advisers, Inc., may not obtain a rebate on any fees or charges levied by a collective investment scheme into which the Fund invests, or by the management company of such an underlying scheme, and the Fund:

III. The following replaces the sub-section “Glossary of Investments, Techniques, Strategies and Their Risks – Corporate Loans, Assignments and Participations – Lack of publicly available information and ratings” under Item 16(b):

Potential lack of investor protections under federal and state securities laws.  If a corporate loan purchased by the Fund is not considered to be a “security”, the Fund will not receive the same investor protections with respect to such investment that are available to purchasers of investments that are considered “securities” under federal and state securities laws.

Lack of publicly available information and ratings.  Many corporate loans in which the Fund may invest may not be rated by a rating agency, will not be registered with the SEC or any state securities commission and will not be listed on any national securities exchange. The amount of public information available with respect to corporate loans will generally be less than that available for registered or exchange listed securities. In evaluating the creditworthiness of borrowers, the investment manager may consider, and may rely in part, on analyses performed by others. Corporate loans held by the Fund directly or as a participation interest or assignment of the loan may be assigned ratings below investment grade by a rating agency, or be unrated but judged by the investment manager to be of comparable quality.

IV.  The following replaces the paragraph immediately before the sub-section “Glossary of Investments, Techniques, Strategies and Their Risks – Derivative instruments – Options” under Item 16(b):

Although the Trust’s board has authorized the Fund to invest in credit default swaps, interest rate swaps and options on interest rate swaps, so long as the Fund remains authorized by the SFC of Hong Kong, the Fund will not invest in any of these instruments for investment purposes (other than in accordance with Chapter 7 of the SFC’s Code on Unit Trusts and Mutual Funds).

V.   The following replaces the last paragraph under the sub-section “Glossary of Investments, Techniques, Strategies and Their Risks – Illiquid securities” under Item 16(b):

The Feeder Fund is subject to a less restrictive limitation under applicable law and regulations.  Illiquid securities for purposes of this limitation are securities that may not be converted to cash for a period of 10 days.  The Fund, however, complies with the more restrictive provisions under the 1940 Act as described in Non-Fundamental Investment Policy No. 3 above.

VI.  The fourth paragraph under the sub-section “Policies and Procedures Regarding the Release of Portfolio Holdings” under Item 16(b) is deleted in its entirety.

FRANKLIN FLOATING RATE MASTER TRUST

File Nos. 811-09869

PART C

OTHER INFORMATION

Item 28. Exhibits.

The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

(a)	Agreement and Declaration of Trust

(i)

Second Amended and Restated Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware statutory trust, dated October 18, 2006

Filing: Amendment No. 7 to the Registration Statement of Form N-1A

File No. 811-09869

Filing Date: November 30, 2007

(ii)

Certificate of Amendment of Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware Statutory Trust, dated October 21, 2008

Filing: Amendment No. 8 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2008

(b)	By-Laws

(i)

Second Amended and Restated By-Laws of Franklin Floating Rate Master Trust, a Delaware Statutory Trust effective as of October 18, 2006

Filing: Amendment No. 7 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2007

(c)	Instruments Defining Rights of Security Holders

(i) Amended and Restated Agreement and Declaration of Trust

(a) Article III, Shares
(b) Article V, Shareholders' Voting Powers and Meetings
(c) Article VI, Net Asset Value; Distributions; Redemptions; Transfers
(d) Article VIII, Certain Transactions - Section 4
(e) Article X, Miscellaneous – Section 4

(ii) Amended and Restated By-Laws

(a) Article II – Meetings of Shareholders
(b) Article VI, Records and Reports – Section 1,2 and 3
(c) Article VII, General Matters: - Sections 3, 4, 6, 7
(d) Article VIII, Amendment – Section 1

(iii) Part B: Statement of Additional Information – Item 22

(d)	Investment Advisory Contracts

(i)

Amended and Restated Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Advisers, Inc. dated March 1, 2015

Filing: Amendment No. 22 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: June 30, 2015

(ii)

Investment Management Agreement between Registrant on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Advisers, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(iii)

Investment Management Agreement between Registrant on behalf of Franklin Lower Tier Floating Rate Fund and Franklin Advisers, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(e)	Underwriting Contracts

Not Applicable

(f)	Bonus or Profit Sharing Contracts

Not Applicable

(g)	Custodian Agreements

(i) Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996 Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(ii)

Amendment dated May 7, 1997 to Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iii)

Amendment dated February 27, 1998 to Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iv) Amendment dated February 4, 2016 to Exhibit A of the Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

(v)

Amendment dated May 16, 2001 to Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 3 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(vi) Amendment dated September 15, 2016 to Schedule 1 of the Amendment dated May 16, 2001, to Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon

(vii)

Amended and Restated Foreign Custody Manager Agreement dated May 16, 2001 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 3 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(viii)

Amendment dated February 8, 2016 to Schedule 1 of the Foreign Custody Manager Agreement between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 26 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 4, 2016

(ix)

Amendment dated November 19, 2014 to Schedule 2 of the Foreign Custody Manager Agreement dated May 16, 2001 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 21 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2014

(x) Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(xi) Amendment dated September 15, 2016 to Exhibit A of the Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

(h)	Other Material Contracts

(i)

Amended and Restated Transfer Agent and Shareholder Services Agreement dated June 1, 2014 between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Templeton Investors Services, LLC

Filing: Amendment No. 20 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: September 29, 2014

(ii)

Subcontract for Fund Administrative Services between Franklin Advisers, Inc. and Franklin Templeton Services, LLC dated May 1, 2014

Filing: Amendment No. 21 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2014

(iii)

Subcontract for Fund Administrative Services on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund between Franklin Advisers, Inc. and Franklin Templeton Services, LLC dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(iv)

Placement Agent Agreement between the Registrant on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund and Franklin Templeton Financial Services, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(i)	Legal Opinion

Not Applicable

(j)	Other Opinions

Not Applicable

(k)	Omitted Financial Statements

Not Applicable

(l)	Initial Capital Agreements

(i) Letter of Understanding dated March 24, 2000 from Franklin Resources, Inc. Filing: Amendment No. 1 to the Registration Statement on Form N-2 File No. 811-09869 Filing Date: May 15, 2000

(ii) Letter of Understanding dated March 24, 2000 from Templeton Investment Counsel, Inc. Filing: Amendment No. 1 to the Registration Statement on Form N-2 File No. 811-09869 Filing Date: May 15, 2000

(m)	Rule 12b-1 Plan

Not Applicable

(n)	Rule 18f-3 Plan

Not Applicable

(p)	Code of Ethics

(i) Code of Ethics dated May 1, 2013 Filing: Amendment No. 20 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: September 29, 2014

(q)	Power of Attorney

(i) Power of Attorney dated June 13, 2013 Filing: Amendment No. 19 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 27, 2013

(ii) Power of Attorney dated October 1, 2014 – Mary C. Choksi Filing: Amendment No. 21 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 26, 2014

Item 29.  Persons Controlled by or Under Common Control with the Fund

None

Item 30.  Indemnification

The Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.  Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.  Principal Underwriters

Not Applicable

Item 33.  Location of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder service agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

Item 34.  Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.  Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 17th day of October, 2016.

FRANKLIN FLOATING RATE MASTER TRUST

(Registrant)

By: /s/Steven J. Gray

Steven J. Gray

Vice President

FRANKLIN FLOATING RATE MASTER TRUST

REGISTRATION STATEMENT

EXHIBITS INDEX

The following exhibits are attached:

EX-99.(g)(iv)	Amendment dated September 15, 2016 to Exhibit A of the Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

EX-99.(g)(vi)	Amendment dated September 15, 2016 to Schedule 1 of the Amendment dated May 16, 2001, to Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon

EX-99.(g)(xi)	Amendment dated September 15, 2016 to Exhibit A of the Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon